UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

INTELGENX TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6420 Abrams
 St- Laurent, Quebec, Canada H4S 1Y2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
-	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

On February 28, 2025, IntelGenx Technologies Corp. (the "Company") filed a voluntary petition for relief (the "Bankruptcy Filing") under the provisions of Chapter 7 of Title 11 of the United States Code, 11 U.S.C. §101 et seq. (the "Bankruptcy Code"). The Bankruptcy Filing was filed in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

As a result of the Bankruptcy Filing, a Chapter 7 trustee will be appointed by the Bankruptcy Court and will administer the Company's bankruptcy estate, including liquidating the assets of the Company in accordance with the Bankruptcy Code. Once a Chapter 7 trustee is appointed, an initial hearing for creditors will be scheduled, and the Notice of Bankruptcy Case Filing will be sent to known creditors.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement.

The Bankruptcy Filing may trigger events of default under certain of the Company's contracts, agreement or debt instruments, which may result termination of or an acceleration of the Company's obligations under such contracts, agreements or instruments Such events of defaults, however, may be stayed pursuant to 11 U.S.C. §362.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

INTELGENX TECHNOLOGIES CORP.
per Ernst & Young Inc., solely in its capacity as Court-appointed Monitor in the matter of the proposed compromised and arrangement of 9525-4223 Quebec inc. and 9525-4231 Quebec inc. and without personal or corporate liability
Date: February 28, 2025

	By:	/s/ Martin Carriere
Name: Martin Carriere Title: Senior Vice President, Ernst & Young Inc.